Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS
SECOND QUARTER 2006 FINANCIAL RESULTS
Company Raises 2006 Guidance

AVON, Conn. — July 28, 2006 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported operating results for the second quarter of fiscal year 2006.   The Company also raised its 2006 segment profit guidance to $190 million to $210 million, and its earnings per share guidance to $1.81 to $2.18 per diluted common share, including the anticipated impact of its acquisition of ICORE Healthcare, LLC.

Financial Results

For the quarter ended June 30, 2006, the Company reported net revenue of $398.9 million and net income of $20.2 million, or $.52 per diluted common share.  For the prior year quarter, net revenue was $464.5 million.  Net income for the prior year quarter, as restated, was $21.7 million, or $.59 per diluted common share.  Segment profit (net revenue less cost of care and direct service costs and other operating expenses plus equity in earnings of unconsolidated subsidiaries) for the current year quarter was $50.1 million, compared with $58.9 million in the prior year.

For the six months ended June 30, 2006, the Company reported net revenue of $799.5 million and net income of $42.5 million, or $1.11 per diluted common share.  For the prior year period, the Company reported net revenue of $917.3 million and net income, as restated, of $44.8 million, or $1.21 per diluted common share.  Segment profit for the first six months of 2006 was $99.3 million versus $120.2 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $241.1 million. Cash flow from operations for the six months ended June 30, 2006 was $69.8 million compared with $90.3 million for the comparable period in the prior year.

“Continued strong performance in our behavioral health segment and further progress in growing our business through new sales and acquisitions were hallmarks of the second quarter for Magellan,” said Steven J. Shulman, chairman and chief executive officer.  “Our efficient operations and effective management of care in the behavioral area continue to yield excellent financial results. We announced our entry into the specialty pharmaceutical arena with the purchase of ICORE and completion of the acquisition is ahead of schedule, with our anticipated close slated for the end of this month.  With ICORE and, earlier this year, National Imaging Associates, we have made significant progress in our long-term strategy of becoming the leading diversified specialty health care management organization,” Shulman said.

2006 Guidance

The Company increased its segment profit guidance for 2006 to a range of $190 million to $210 million, and its earnings per share guidance to $1.81 to $2.18 per diluted common share, including the anticipated impact of its acquisition of ICORE.

See the attached tables detailing the Company’s revised financial guidance.

“Based on six months of robust financial performance in our behavioral health business, and in anticipation of closing the ICORE acquisition one month earlier than planned, we are increasing our segment profit and EPS guidance for the year,” said Mark S. Demilio, chief financial officer.  “With regard to our cash position, we have consistently stated that our preferred use of cash is the funding of acquisitions designed to further our long-term objectives.  With NIA and, now, ICORE we have executed on this plan, as we will fund the ICORE transaction with cash on hand.”

Earnings Results Conference Call

A conference call will be held to discuss the earnings at 10:00 a.m. Eastern time on Friday, July 28.  To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode Second Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 12 noon Eastern time on Friday, July 28 until midnight on Friday, August 4. The call-in numbers for the replay are 1-866-505-9251 and 1-203-369-1876 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 8, 2006, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country’s leading diversified specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  Certain of the statements made in this press release including, without limitation, statements regarding estimates of segment profit, net income, earnings per share, future growth, new business opportunities, closing of the ICORE transaction, and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) risk concerning the possible election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health

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treatment services by risk members; delays, higher costs or inability to implement the Company’s initiatives; the impact of changes in the contracting model for Medicaid contracts relating to managed health care services; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on the Company’s ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors.  Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled “Risk Factors” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 8, 2006, and posted on the Company’s Web site.  Segment profit information referred to in this press release may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2005.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006 (1)	2005	2006 (1)
	(restated)		(restated)

Net revenue	$464,544	$398,933	$917,298	$799,529

Cost and expenses:
Cost of care	316,921	262,706	621,129	532,541
Direct service costs	66,340	61,991	129,214	119,332
Other operating expenses	23,861	24,113	49,708	48,740
Equity in earnings of unconsolidated subsidiaries	(1,503)	—	(2,952)	(390)
	405,619	348,810	797,099	700,223
Segment profit	58,925	50,123	120,199	99,306

Depreciation and amortization	13,573	11,333	24,791	21,990
Interest expense	8,611	1,721	17,250	3,690
Interest income	(3,899)	(4,921)	(6,932)	(9,138)
Stock compensation expense	4,419	6,594	8,169	12,094
Gain on sale of assets	—	(403)	—	(5,148)

Income from continuing operations before income taxes and minority interest	36,221	35,799	76,921	75,818
Provision for income taxes	15,316	15,575	32,868	33,279
Income from continuing operations before minority interest	20,905	20,224	44,053	42,539
Minority interest, net	4	—	72	—
Income from continuing operations	20,901	20,224	43,981	42,539
Income from discontinued operations (2)	816	—	830	—
Net income	21,717	20,224	44,811	42,539
Other comprehensive (loss) income	(458)	166	(472)	376
Comprehensive income	$21,259	$20,390	$44,339	$42,915

Weighted average number of common shares outstanding — basic (3)	35,567	36,999	35,475	36,852
Weighted average number of common shares outstanding — diluted (3)	36,980	38,599	36,899	38,384

Income per common share — basic:
Income from continuing operations	$0.59	$0.55	$1.24	$1.15
Income from discontinued operations	$0.02	$—	$0.02	$—
Net income	$0.61	$0.55	$1.26	$1.15

Income per common share — diluted:
Income from continuing operations	$0.57	$0.52	$1.19	$1.11
Income from discontinued operations	$0.02	$—	$0.02	$—
Net income	$0.59	$0.52	$1.21	$1.11

(1)             For a more detailed discussion of Magellan’s results for the three months and six months ended June 30, 2006, refer to the Company’s Quarterly Report on Form 10-Q, which will be filed with the SEC on July 28, 2006, and the live broadcast or taped replay of the Company’s earnings conference call on July 28, 2006, which will be available at www.MagellanHealth.com.

(2)             Net of income tax provision of $940 and $1,045 for the three months and six months ended June 30, 2005, respectively.

(3)             Weighted average number of common shares outstanding for the three months and six months ended June 30, 2005 were calculated using outstanding shares of the Company’s Ordinary Common Stock and Multi-Vote Common Stock.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2005	2006
	(restated)
Cash flows from operating activities:
Net income	$44,811	$42,539

Adjustments to reconcile net income to net cash from operating activities:
Gain on sale of assets	—	(5,148)
Depreciation and amortization	24,791	21,990
Equity in earnings of unconsolidated subsidiaries	(2,952)	(390)
Non-cash interest expense	694	694
Non-cash stock compensation expense	8,169	12,094
Non-cash income tax expense	30,754	30,116
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(46,030)	(11,627)
Accounts receivable, net	12,578	6,878
Other assets	169	(3,336)
Accounts payable and accrued liabilities	(3,281)	(20,481)
Medical claims payable and other medical liabilities	19,929	(1,970)
Other liabilities	153	(53)
Minority interest, net of dividends paid	123	(1,520)
Other	344	39
Net cash provided by operating activities	90,252	69,825

Cash flows from investing activities:
Capital expenditures	(8,628)	(8,923)
Proceeds from sale of assets	—	22,200
Purchase of investments	(224,683)	(23,481)
Maturity of investments	173,777	206,534
Acquisitions and investments in businesses, net of cash acquired	—	(120,735)
Proceeds from note receivable	7,000	3,000
Net cash (used in) provided by investing activities	(52,534)	78,595

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(13,560)	(12,657)
Proceeds from exercise of stock options and warrants	12,041	7,771
Net cash used in financing activities	(1,519)	(4,886)
Net increase in cash and cash equivalents	36,199	143,534
Cash and cash equivalents at beginning of period	45,390	81,039
Cash and cash equivalents at end of period	$81,589	$224,573	A

A  Cash and cash equivalents as of June 30, 2006 does not include unrestricted investments of $16,484.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except membership amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006

Net revenue
— Health Plan	$233,494	$159,381	$458,396	$317,168
— Employer	31,741	32,057	63,401	65,237
— Public Sector	199,309	195,066	395,501	396,965
— Radiology Benefits Management	—	12,429	—	20,159
Total revenue	464,544	398,933	917,298	799,529

Cost of care
— Health Plan	132,142	89,899	253,870	176,175
— Employer	7,786	6,911	15,646	15,066
— Public Sector	176,993	165,896	351,613	341,300
Total cost of care	316,921	262,706	621,129	532,541

Direct service costs
— Health Plan	42,296	25,516	81,878	51,849
— Employer	16,430	17,427	32,135	34,122
— Public Sector	7,614	8,918	15,201	16,980
— Radiology Benefits Management	—	10,130	—	16,381
Total direct services costs	66,340	61,991	129,214	119,332

Other operating expenses — Corporate & Other	23,861	24,113	49,708	48,740

Equity in earnings of unconsolidated subsidiaries
— Health Plan	(1,503)	—	(2,952)	(390)

Segment profit (loss)
— Health Plan	60,559	43,966	125,600	89,534
— Employer	7,525	7,719	15,620	16,049
— Public Sector	14,702	20,252	28,687	38,685
— Radiology Benefits Management	—	2,299	—	3,778
— Corporate & Other	(23,861)	(24,113)	(49,708)	(48,740)
Total segment profit	$58,925	$50,123	$120,199	$99,306

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$58,925	$50,123	$120,199	$99,306
Depreciation and amortization	(13,573)	(11,333)	(24,791)	(21,990)
Interest expense	(8,611)	(1,721)	(17,250)	(3,690)
Interest income	3,899	4,921	6,932	9,138
Stock compensation expense	(4,419)	(6,594)	(8,169)	(12,094)
Gain on sale of assets	—	403	—	5,148
Income from continuing operations before income taxes and minority interest	$36,221	$35,799	$76,921	$75,818

Membership
— Health Plan				26.8
— Employer				13.8
— Public Sector				1.9
— Radiology Benefits Management				17.9
Total membership				60.4

Magellan Health Services, Inc. and Subsidiaries
Revised Fiscal 2006 Forecast Guidance — Earnings
(In millions, except per share amounts)

	Low	High

Net revenue	$1,710	$1,730

Cost of care	1,161	1,166
Direct service costs and other operating expenses	359	354
Segment profit	190	210

Depreciation and amortization	48	46
Interest expense (income), net	(10)	(12)
Stock compensation expense	32	30
Gain on sale of assets	(5)	(5)
Income from continuing operations	125	151
Income taxes	55	67
Net income	$70	$84

Weighted average shares outstanding — diluted	38.6	38.6

EPS — diluted as revised	$1.81	$2.18
EPS — diluted per previous guidance	1.53	1.94
Change in EPS guidance	$0.28	$0.24

Note — Includes forecasted NIA activity for the eleven months ended December 31, 2006, and ICORE activity for the five months ended December 31, 2006.

Magellan Health Services, Inc. and Subsidiaries
Revised Fiscal 2006 Forecast Guidance - Cash Flow
(In millions)

	Low	High

Cash Flows From Operating Activities
Net income	$70	$84
Adjusting items:
Gain on sale of assets	(5)	(5)
Depreciation and amortization	48	46
Non-cash stock compensation expense	32	30
Non-cash income tax expense	51	61
Other net cash flows from changes in assets and liabilities	(47)	(41)
Net cash provided by operating activities	149	175

Cash Flows From Investing Activities
Capital expenditures	(32)	(22)
Proceeds from sale of assets	22	22
Cash used for NIA acquisition	(121)	(121)
Cash used for ICORE acquisition	(165)	(165)
Proceeds from note receivable	3	3
Net cash used in investing activities	(293)	(283)

Cash Flows From Financing Activities
Payments on long-term debt and capital lease obligations	(25)	(25)
Proceeds from exercise of stock options and warrants	8	10
Net cash used in financing activities	(17)	(15)

Net change in cash, cash equivalents and unrestricted investments	$(161)	$(123)

Note — Includes forecasted NIA activity for the eleven months ended December 31, 2006, and ICORE activity for the five months ended December 31, 2006.